EXHIBIT 99.1

Wilhelmina International, Inc. Reports Results for Third Quarter 2018

Third Quarter Financial Results

(in thousands)	Q3 18	Q3 17	YOY Change	Q3 18 YTD	Q3 17 YTD	YOY Change
Total Revenues	$19,153	$18,718	2.3%	$ 59,465	$ 56,154	5.9%
Operating Income	281	138	103.6%	1,167	312	274.0%
Income Before Provision for Taxes	238	87	173.6%	1,030	130	*
Net Income (Loss)	208	26	*	797	(17)	*
EBITDA**	516	350	47.4%	1,830	890	105.6%
Adjusted EBITDA**	617	515	19.8%	2,174	1,396	55.7%
Pre-Corporate EBITDA**	915	751	21.8%	3,069	2,213	38.7%
*Not meaningful. **Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

DALLAS, Nov. 09, 2018 (GLOBE NEWSWIRE) -- Wilhelmina International, Inc. (Nasdaq:WHLM) ("Wilhelmina" or the "Company") today reported revenues of $19.2 million and net income of $0.2 million for the three months ended September 30, 2018, compared to revenues of $18.7 million and net income of $26 thousand for the three months ended September 30, 2017.  For the nine months ended September 30, 2018, Wilhelmina reported revenues of $59.4 million and net income of $0.8 million compared to revenue of $56.1 million and net loss of $17 thousand for the nine months ended September 30, 2017. The increases in revenues when compared to the same periods of the prior year were primarily due to an increase in model bookings and contributions from new initiatives. Increased operating income was primarily the result of increases in service revenues and reduced operating expenses partially offset by higher model costs. As a result, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA also increased during the first nine months of 2018 compared to the same period of the prior year.
Mark Schwarz, Executive Chairman of Wilhelmina, said, “Wilhelmina exhibited continued revenue growth for the third quarter in a row, growth in earnings, solid cash generation, improved working capital metrics and an ending cash balance of $5.2 million.”

William Wackermann, Chief Executive Officer of Wilhelmina, said, “I am inspired by the achievements of the Wilhelmina team as we continue to evolve and grow our iconic brand. In its third quarter, the company had steady performance in model bookings, along with momentum in our Studio and Aperture divisions. We remain on track to close the fiscal year successfully.”

Financial Results

Net income for the three and nine months ended September 30, 2018 was $0.2 million and $0.8 million, or $0.04 and $0.15 per fully diluted share, compared to net income of $26 thousand, or $0.00 per fully diluted share for the three months ended September 30, 2017 and net loss of $17 thousand or $0.00 per fully diluted share for the nine months ended September 30, 2017.

Pre-Corporate EBITDA was $0.9 million and $3.1 million for the three and nine months ended September 30, 2018, compared to $0.8 million and $2.2 million for the three and nine months ended September 30, 2017.

The following table reconciles reported net income under generally accepted accounting principles to EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three and nine months ended September 30, 2018 and 2017.

(in thousands)	Nine months ended September 30,		Three months ended September 30,
	2018	2017	2018	2017
Net (loss) income	$ 208	$ 26	$ 797	$ (17)
Interest expense	26	31	73	88
Income tax expense	30	61	233	147
Amortization and depreciation	252	232	727	672
EBITDA	$ 516	$ 350	$ 1,830	$ 890
Foreign exchange loss	17	18	64	54
Loss from unconsolidated affiliate	-	2	-	40
Share-based payment expense	84	145	280	412
Adjusted EBITDA	$ 617	$ 515	$ 2,174	$ 1,396
Corporate overhead	298	236	895	817
Pre-Corporate EBITDA	$ 915	$ 751	$ 3,069	$ 2,213

Changes in net income, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three and nine months ended September 30, 2018, when compared to the three and nine months ended September 30, 2017, were primarily the result of the following:

  Revenues net of model costs decreased slightly for the three months ended September 30, 2018.  For the nine months ended September 30, 2018, revenues net of model costs increased by 4.3% primarily due to an increase in core model bookings and new initiatives that contributed to growth during 2018;

  Salaries and service costs for the three and nine months ended September 30, 2018 were relatively stable;

  Office and general expenses decreased by 23.8% and 4.9% for the three and nine months ended September 30, 2018, primarily due to reduced legal fees, reduced bad debt expense, and reduced insurance expenses;

  Amortization and depreciation expense increased by 8.6% and 8.2% for the three and nine months ended September 30, 2018, primarily due to new equipment being placed in service in recent months; and

  Corporate overhead expenses increased by 26.3% and 9.5% for the three and nine months ended September 30, 2018, primarily due to higher stock exchange fees and SEC related legal costs.

During the first nine months of 2018, Wilhelmina repurchased an aggregate of 113,121 shares of its common stock under a previously approved stock repurchase program.  The aggregate purchase price of $0.8 million was funded through internal cash flow and a $0.7 million term loan.  As of September 30, 2018, the Company had repurchased a total of 1,203,491 shares and an additional 296,509 shares could yet be purchased under the Company’s stock repurchase program.

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (In thousands, except share data)
	(Unaudited)
	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$5,160	$4,256
Accounts receivable, net of allowance for doubtful accounts of $1,913 and $2,171, respectively	13,853	13,627
Prepaid expenses and other current assets	287	180
Total current assets	19,300	18,063

Property and equipment, net of accumulated depreciation of $3,020 and $2,349, respectively	2,661	3,039
Trademarks and trade names with indefinite lives	8,467	8,467
Other intangibles with finite lives, net of accumulated amortization of $8,664 and $8,608, respectively	72	128
Goodwill	13,192	13,192
Other assets	117	137

TOTAL ASSETS	$43,809	$43,026

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,847	$3,985
Due to models	9,555	10,190
Term loan - current	554	524
Total current liabilities	14,956	14,699

Long term liabilities:
Deferred income tax liability	534	521
Term loan - non-current	1,903	1,623
Total long term liabilities	2,437	2,144

Total liabilities	17,393	16,843

Shareholders’ equity:
Common stock, $0.01 par value, 9,000,000 shares authorized; 6,472,038 shares
issued at September 30, 2018 and December 31, 2017	65	65
Treasury stock, 1,203,491 and $1,090,370 at September 30, 2018 and December 31, 2017, at cost	(5,681)	(4,893)
Additional paid-in capital	88,172	87,892
Accumulated deficit	(56,088)	(56,885)
Accumulated other comprehensive income (loss)	(52)	4
Total shareholders’ equity	26,416	26,183

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$43,809	$43,026

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
For the Three and Nine Months Ended September 30, 2018 and 2017
 (In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues:
Revenues	$19,143	$18,712	$59,425	$56,120
License fees and other income	10	6	40	34
Total revenues	19,153	18,718	59,465	56,154

Model costs	13,777	13,265	42,524	39,910

Revenues net of model costs	5,376	5,453	16,941	16,244

Operating expenses:
Salaries and service costs	3,478	3,447	10,509	10,611
Office and general expenses	1,067	1,400	3,643	3,832
Amortization and depreciation	252	232	727	672
Corporate overhead	298	236	895	817
Total operating expenses	5,095	5,315	15,774	15,932
Operating income	281	138	1,167	312

Other expense:
Foreign exchange loss	(17)	(18)	(64)	(54)
Interest expense	(26)	(31)	(73)	(88)
Loss from unconsolidated affiliate	-	(2)	-	(40)
Total other expense	(43)	(51)	(137)	(182)

Income before provision for income taxes	238	87	1,030	130

Provision for income taxes: (expense) benefit
Current	(80)	(57)	(220)	(182)
Deferred	50	(4)	(13)	35
Income tax expense	(30)	(61)	(233)	(147)

Net income (loss)	$208	$26	$797	$(17)

Other comprehensive income (expense):
Foreign currency translation income (expense)	(24)	20	(56)	85
Total comprehensive income	$184	$46	$741	$68

Basic net income per common share	$0.04	$0.00	$0.15	$0.00
Diluted net income per common share	$0.04	$0.00	$0.15	$0.00

Weighted average common shares outstanding-basic	5,309	5,382	5,353	5,382
Weighted average common shares outstanding-diluted	5,318	5,382	5,361	5,382

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the Three and Nine Months Ended September 30, 2018 and 2017
 (In thousands)

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balances at December 31, 2016	6,472	$65	(1,090)	$(4,893)	$87,336	$(57,048)	$(50)	$25,410
Share based payment expense	-	-	-	-	124	-	-	124
Net income to common shareholders	-	-	-	-	-	9	-	9
Purchases of treasury stock	-	-	-	-	-	-	-	-
Foreign currency translation	-	-	-	-	-	-	45	45
Balances at March 31, 2017	6,472	$65	(1,090)	$(4,893)	$87,460	$(57,039)	$(5)	$25,588
Share based payment expense	-	-	-	-	143	-	-	143
Net loss to common shareholders	-	-	-	-	-	(52)	-	(52)
Purchases of treasury stock	-	-	-	-	-	-	-	-
Foreign currency translation	-	-	-	-	-	-	20	20
Balances at June 30, 2017	6,472	$65	(1,090)	$(4,893)	$87,603	$(57,091)	$15	$25,699
Share based payment expense	-	-	-	-	145	-	-	145
Net income to common shareholders	-	-	-	-	-	26	-	26
Purchases of treasury stock	-	-	-	-	-	-	-	-
Foreign currency translation	-	-	-	-	-	-	20	20
Balances at September 30, 2017	6,472	$65	(1,090)	$(4,893)	$87,748	$(57,065)	$35	$25,890

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balances at December 31, 2017	6,472	$65	(1,090)	$(4,893)	$87,892	$(56,885)	$4	$26,183
Share based payment expense	-	-	-	-	109	-	-	109
Net income to common shareholders	-	-	-	-	-	225	-	225
Purchases of treasury stock	-	-	(6)	(36)	-	-	-	(36)
Foreign currency translation	-	-	-	-	-	-	43	43
Balances at March 31, 2018	6,472	$65	(1,096)	$(4,929)	$88,001	$(56,660)	$47	$26,524
Share based payment expense	-	-	-	-	87	-	-	87
Net income to common shareholders	-	-	-	-	-	364	-	364
Purchases of treasury stock	-	-	(7)	(46)	-	-	-	(46)
Foreign currency translation	-	-	-	-	-	-	(75)	(75)
Balances at June 30, 2018	6,472	$65	(1,103)	$(4,975)	$88,088	$(56,296)	$(28)	$26,854
Share based payment expense	-	-	-	-	84	-	-	84
Net income to common shareholders	-	-	-	-	-	208	-	208
Purchases of treasury stock	-	-	(100)	(706)	-	-	-	(706)
Foreign currency translation	-	-	-	-	-	-	(24)	(24)
Balances at September 30, 2018	6,472	$65	(1,203)	$(5,681)	$88,172	$(56,088)	$(52)	$26,416

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOW For the Nine Months Ended September 30, 2018 and 2017 (In thousands) (Unaudited)

	Nine Months Ended
	September 30,
	2018	2017
Cash flows from operating activities:
Net income (loss):	$797	$(17)
Adjustments to reconcile net income to net cash used in operating activities:
Amortization and depreciation	727	672
Share based payment expense	280	412
Deferred income taxes	13	(35)
Bad debt expense	70	128
Changes in operating assets and liabilities:
Accounts receivable	(296)	276
Prepaid expenses and other current assets	(107)	560
Other assets	20	49
Due to models	(635)	(3,242)
Accounts payable and accrued liabilities	862	(865)
Contingent liability to seller	-	(97)
Net cash (used in) provided by operating activities	1,731	(2,159)

Cash flows from investing activities:
Purchases of property and equipment	(293)	(600)
Net cash used in investing activities	(293)	(600)

Cash flows from financing activities:
Purchases of treasury stock	(788)	-
Proceeds from term loan	700	-
Repayment of term loan	(390)	(374)
Net cash used in financing activities	(478)	(374)

Foreign currency effect on cash flows:	(56)	85

Net change in cash and cash equivalents:	904	(3,048)
Cash and cash equivalents, beginning of period	4,256	5,688
Cash and cash equivalents, end of period	$5,160	$2,640

Supplemental disclosures of cash flow information:
Cash paid for interest	$71	$74
Cash refund of income taxes	$10	$87

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA represent measures of financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). The Company considers EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA to be important measures of performance because they:

  are key operating metrics of the Company's business;
  are used by management in its planning and budgeting processes and to monitor and evaluate its financial and operating results; and
  provide stockholders and potential investors with a means to evaluate the Company's financial and operating results against other companies within the Company's industry.

The Company's calculation of non-GAAP financial measures may not be consistent with similar calculations by other companies in the Company's industry. The Company calculates EBITDA as net income plus interest expense, income tax expense, and depreciation and amortization expense.  The Company calculates “Adjusted EBITDA” as EBITDA plus foreign exchange gain/loss plus gain/loss from unconsolidated affiliate plus share-based payment expense and certain significant non-recurring items that the Company may include from time to time. The Company calculates “Pre-Corporate EBITDA” as Adjusted EBITDA plus corporate overhead expense, which includes director compensation, SEC compliance costs, audit and professional fees, and other public company costs.

Non-GAAP financial measures should not be considered as alternatives to net and operating income as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measure of performance derived in accordance with generally accepted accounting principles.

Form 10-Q Filing

Additional information concerning the Company's results of operations and financial position is included in the Company's Form 10-Q for the second quarter ended September 30, 2018 filed with the Securities and Exchange Commission on November 9, 2018.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company are based on the beliefs of the Company’s management as well as information currently available to the Company’s management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, no person should place undue reliance on these forward-looking statements.

About Wilhelmina International, Inc. (www.wilhelmina.com):

Wilhelmina, and its other subsidiaries, is an international full-service fashion model and talent management service, specializing in the representation and management of leading models, celebrities, artists, photographers, athletes, and content creators. Established in 1967 by fashion model Wilhelmina Cooper, Wilhelmina is one of the oldest and largest fashion model management companies in the world. Wilhelmina is publicly traded on Nasdaq under the symbol WHLM.  Wilhelmina is headquartered in New York and, since its founding, has grown to include operations in Los Angeles, Miami, London and Chicago. Wilhelmina also owns Aperture, a talent and commercial agency located in New York and Los Angeles. For more information, please visit www.wilhelmina.com and follow @WilhelminaModels.

CONTACT:
Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com